                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                        BRESNAN COMMUNICATIONS GROUP LLC


                  This Certificate of Formation of Bresnan Communications Group LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.
C. Section 18-101, et seq.) (the "Act").

                  1. The name of the limited liability company (hereinafter called the "Company") is "Bresnan Communications Group LLC."

                  2. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

                  3. The address, including street, number, city and country, of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the registered agent of the Company in the State Delaware at such address is The Corporation Trust Company.

                  4. In furtherance and not in limitation of the powers conferred by the Act, the Company shall be governed by a limited liability company agreement.

                  5. The Company shall to the fullest extent permitted by
Section 18-108 of the Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said Section 18-108 from and against any and all matters, and the indemnification provided for herein shall not be deemed exclusive of any other right to which any person may be entitled under the limited liability company agreement, or otherwise.

                  IN WITNESS WHEREOF, the undersigned acting as an authorized signatory pursuant to Section 18-204 of the Act has caused this Certificate of Formation of Bresnan Communications Group LLC to be duly executed this 5th day of August, 1998.

                                    BRESNAN COMMUNICATIONS COMPANY
                                    LIMITED PARTNERSHIP

                                    By:      BCI (USA), L.P., general partner

                                    By:      Bresnan Communications, Inc.,
                                                  general partner

                                    By:      /s/ Jeffrey S. DeMond

                                             -----------------------------------
                                            Name:  Jeffrey S. DeMond
                                            Title: SVP